SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                           Act of 1934
                                         (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]    Preliminary Proxy Statement
[  ]    Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                       SCAN-OPTICS, INC.
 ................................................................................
                         (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1) Title of each class of securities to which transaction applies:
 ................................................................................
        2) Aggregate number of securities to which transaction applies:
 ................................................................................
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
 ................................................................................
        4) Proposed maximum aggregate value of transaction:
 ................................................................................
        5) Total fee paid:
 ................................................................................
[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1) Amount Previously Paid:
 ................................................................................
        2) Form, Schedule or Registration Statement No.:
 ................................................................................
        3) Filing Party:
 ................................................................................
        4) Date Filed:
 ................................................................................

April 13, 1998



Dear Stockholders:

   You are cordially invited to the Annual Meeting of Stockholders of Scan-Optics, Inc., scheduled to be held Thursday, May 21, 1998, at the Company's offices at 169 Progress Drive, Manchester, Connecticut, commencing at 1:30 p.m. Your Board of Directors and management look forward to meeting you personally.

   At the Meeting you will be asked to elect two directors, to approve the Scan-Optics, Inc. 1998 Incentive and Non-Qualified Stock Option Plan, to appoint independent auditors for the fiscal year ending December 31, 1998 and to transact such other business as may properly be brought before the Meeting.

   In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders. Important information is contained in the accompanying proxy statement which you are urged to read carefully.

   Regardless of the number of shares you own, it is important that they are represented and voted at the Meeting, whether or not you plan to attend. Accordingly, you are requested to mark, sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

   Your interest and participation in the progress of the Company are greatly appreciated.

                                 Sincerely,



                                 James C. Mavel
                                 Chairman of the Board, Chief Executive
                                 Officer and President

                               SCAN-OPTICS, INC.

                    Notice of Annual Meeting of Stockholders

   The Annual Meeting of Stockholders of Scan-Optics, Inc. (the "Company") will be held at the Company's offices at 169 Progress Drive, Manchester, Connecticut, on Thursday, May 21, 1998 at 1:30 p.m. (EDT) to consider and take action on the following items:

   1. To elect two directors to serve until the Annual Meeting of stockholders in 2001;

   2. To approve the Scan-Optics, Inc. 1998 Incentive and Non-Qualified Stock Option Plan;

   3. To appoint independent auditors for the fiscal year ending December 31, 1998; and

   4. To transact such other business as may properly come before said meeting or any adjournment thereof.

   Only holders of Common Stock at the close of business on April 1, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of the Company, 169 Progress Drive, Manchester, Connecticut.

                By Order of the Board of Directors

                William H. Cuddy
                Secretary


Manchester, Connecticut
April 13, 1998
____________________________

Directions to Scan-Optics' offices at 169 Progress Drive, Manchester, Connecticut are as follows:

From I-84 Eastbound, take Exit 63. Turn left at traffic light onto Tolland Turnpike. Turn right at first traffic light onto Parker Street, follow directions below.

From I-84 Westbound, take Exit 63. Stay in the right lane, and turn right at traffic light. Proceed to the third traffic light and turn right onto Parker Street, follow directions below.

Follow Parker Street for 8/10th mile, then turn left onto Colonial Drive.
Turn left onto Progress Drive, Scan-Optics is about one half mile on the left. A special parking area will be designated.

   YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                               SCAN-OPTICS, INC.
                               169 Progress Drive
                         Manchester, Connecticut  06040

                                PROXY STATEMENT

   This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of Scan-Optics, Inc., a Delaware corporation, to be held at the Company's offices at 169 Progress Drive, Manchester, Connecticut, on Thursday, May 21, 1998 at 1:30 p.m.

   The solicitation of proxies on the accompanying form is made on behalf of the Board of Directors of the Company.

   The cost of soliciting proxies on the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company will reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies personally, by telephone and by telegram from stockholders. This proxy statement and the accompanying form of proxy is being mailed to stockholders on or about April 13, 1998.

   A stockholder signing and returning a proxy on the accompanying form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing of such revocation, or by filing a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Properly executed proxies, not revoked, will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the attorneys named in the enclosed proxy to vote FOR the nominees for election to the Board of Directors, FOR the adoption of Scan-Optics, Inc. 1998 Incentive and Non-Qualified Stock Option Plan and FOR the appointment of Ernst & Young, LLP as auditors for the fiscal year ending December 31, 1998.

                         OUTSTANDING VOTING SECURITIES

   Only holders of Common Stock, $.02 par value ("Common Stock") at the close of business on April 1, 1998 are entitled to notice of and to vote at the meeting. On April 1, 1998, the record date, there were 7,236,789 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information with respect to each person known to the Company to have beneficial ownership of more than 5% of the Company's outstanding voting stock as of April 1, 1998. In preparing the following table, the Company relied on the information filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or information supplied to the Company by such person or the representative of such person. Each person listed below has sole voting and investment powers as to the shares the person beneficially owns, except as otherwise indicated.




                                                  Number
                                                  of Shares
Name and Address                 Title of         Beneficially      Percent
of Beneficial Owner              Class Owned      Owned             of Class
-------------------              -----------      ------------      --------
Dimensional Fund Advisors Inc.   Common Stock      424,900 (1)        5.9%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

FMR Corp.                        Common Stock      435,000 (2)        6.0%
82 Devonshire Street
Boston, MA  02109

The Killen Group, Inc.           Common Stock      780,920 (3)       10.8%
1199 Lancaster Avenue
Berwyn, PA  19312

Edwin W. Schloss                 Common Stock      435,600 (4)        6.0%
52 Vanderbilt Avenue
New York, NY  10017

Walter J. Schloss                Common Stock      419,600 (5)        5.8%
52 Vanderbilt Avenue
New York, NY  10017

Walter & Edwin Schloss           Common Stock      405,600 (6)        5.6%
Associates, L.P.
52 Vanderbilt Avenue
New York, NY  10017




(1) Dimensional Fund Advisors Inc. ("Dimensional" ), a registered investment advisor, is deemed to have beneficial ownership of 424,900 shares of Scan-Optics, Inc. Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment advisor is the beneficial owner of 435,000 shares as a result of acting as investment advisor to an investment company which owns such shares. Such investment company, FMR Corp. and its Chairman, Edward C. Johnson, III, each has sole power to dispose of such shares. The sole voting power with respect to such shares resides with the investment company's board of trustees.

(3) The Killen Group, Inc. has discretionary trading authority over 780,920 shares of Common Stock owned by clients whose shares are included in the table. It has sole voting power with respect to 350,570 of such shares.

(4) Edwin W. Schloss has sole voting and dispositive powers with respect to the 30,000 shares of Common Stock which he individually owns. In addition, by reason of his position as one of the general partners of Schloss Management Company ("SMC") which is the general partner of Walter & Edwin Schloss Associates, L.P. ("Associates") (listed in the above table), Edwin W. Schloss may be deemed to have shared voting and dispositive powers with respect to the 405,600 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 435,600 shares, or 6.0% of the Common Stock outstanding.

(5) Walter J. Schloss has sole voting and dispositive powers with respect to the 14,000 shares of Common Stock which he individually owns. In addition, by reason of his position as one of the general partners of SMC which is the general partner of Associates (listed in the above table), Walter J. Schloss may be deemed to have shared voting and investment powers with respect to the 405,600 shares of Common Stock owned by Associates, thereby increasing his beneficial ownership of the Common Stock to 419,600 shares, or 5.8% of the Common Stock outstanding. In addition, Walter J. Schloss from time to time possesses certain indicia of investment discretion over 10,000 shares of Common Stock held in the accounts of his clients, but he has no voting power, and he disclaims beneficial ownership, with respect to such shares. If he were deemed to have beneficial ownership of such 20,000 shares, his total beneficial ownership of the Common Stock would be 429,600 shares, or 6.1% of the Common Stock outstanding.

(6) Such entity has reported that it has sole voting and dispositive power with respect to such shares, except that Edwin W. Schloss and Walter J. Schloss, solely by reason of their positions as general partners of SMC, the general partner of Associates, may be deemed to have shared power voting and dispositive powers with respect to such shares.
    See footnotes (4) and (5) above.

   See "Election of Directors-Share Ownership of Management" for information on beneficial ownership of Common Stock by directors and officers of the Company.


                           GOVERNANCE OF THE COMPANY

     In accordance with the Company's By-Laws and the applicable laws of Delaware, responsibility for the management of the Company is vested in its Board of Directors. During 1997, the Board of Directors met thirteen times. All directors attended at least 75% of the aggregate of the number of meetings of the Board of Directors and of committees of the Board on which they served.

     The Board has delegated responsibilities with respect to management compensation and employee stock option plans to the Stock Options and Executive Compensation Committee, responsibilities with respect to certain audit matters to the Audit Committee and responsibilities with respect to recommending candidates to serve on the Board to the Nominating Committee.

     The Stock Options and Executive Compensation Committee is composed of E. Bulkeley Griswold (Chairman), Robert H. Steele and Lyman C. Hamilton, Jr. The Audit Committee is composed of Logan Clarke, Jr. (Chairman), Richard J. Coburn and E. Bulkeley Griswold. The Nominating Committee is composed of Messrs. Hamilton (Chairman), Coburn and Steele.

     The Stock Options and Executive Compensation Committee is responsible for reviewing and supervising all ordinary and incentive compensation payments and plans for certain officers of the Company and for approving grants of stock options to employees under the Company's employee stock option plans. During 1997, the Stock Options and Executive Compensation Committee met three times. The Audit Committee is responsible for reviewing the adequacy of financial controls and the adequacy and accuracy of financial reporting. The Audit Committee met twice during 1997. The Nominating Committee is responsible for screening and recommending candidates to serve on the Board. The Nominating Committee met once in 1997.

     Pursuant to the Company's By-Laws, nominations for directors may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the following notice procedures and who is a stockholder of record at the time of giving such notice. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth (a) as to each person the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (c) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholder known by such stockholder to be supporting such nomination and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. A stockholder making such a nomination must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to such matter.

     Directors, other than those who are full-time employees of the Company or a subsidiary, each receive a monthly fee of $750 and additional fees of $750 per Board meeting attended and $500 per committee meeting attended. Directors who are full-time employees of the Company receive no remuneration for serving on the Board of Directors or committees. Under the Scan-Optics, Inc. 1990 Stock Option Plan for Outside Directors, each non-employee director received an option to purchase 5,000 shares of Common Stock on June 12, 1990, the effective date of the plan, and on June 12, 1991, 1992, 1993, 1994 and 1995. The 1990
plan was amended on May 15, 1996 to provide an additional 200,000 shares available for grant, and a grant of 5,000 options for each outside director was made on that date and on May 15, 1997. The exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant.

                            1. ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Company provides for a Board of Directors which is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. Pursuant to the Certificate of Incorporation, the Board of Directors has determined that the Company will have six directors, two in the class whose term will expire in 1999, two in the class whose term will expire in 2000, and two in the class whose term will expire in 2001. At the 1998 Annual Meeting, two directors are to be elected to constitute the class whose term will expire in 2001.

     It is intended that the shares represented by the accompanying proxy will be voted for the election of Logan Clarke, Jr. and Richard J. Coburn, as directors, unless the proxy indicates that authority to vote for such nominees is withheld. In case a nominee is unable or declines to serve, which the Board of Directors of the Company has no reason to expect, the attorneys named in the proxy intend to vote for another person designated by the Board of Directors.

     Under Delaware law, directors are elected by a plurality of the votes cast. Votes withheld and broker non-votes are not counted as votes cast in the election of directors.

     The following information sets forth the nominees for election at this meeting and each director continuing in office, their ages, business experience over at least the last five years, other directorships and period of time as a director of the Company.


Information Regarding Nominees and Continuing Directors

Nominees for election to Class II at this meeting to terms expiring in 2001:

     Mr. Logan Clarke, Jr., age 70, is an independent management consultant. He had previously served as Interim Executive Director of Southeast Area Technology Center, a business incubator and revolving loan fund from 1995 to 1996, acting President of Hartford College for Women from 1990 to 1991 and as Executive Vice President of Society for Savings, a savings bank, from 1986 to 1990. He has been a Director since 1981.

     Mr. Richard J. Coburn, age 66, is Chairman of Accent Color Sciences, Inc., a manufacturer of color printing systems. Previously he served as President of KCR Technology, Inc., a manufacturer of high speed printers, from 1983 to 1991. Except for a short period in 1980, he has been a Director since 1968.

Class I directors whose present terms continue until 1999:

     Mr. E. Bulkeley Griswold, age 59, is Managing General Partner of MarketCorp Ventures L.P., a venture capital limited partnership with which he has been associated since 1984. Mr. Griswold is also a director of Bertucci's and NLC Insurance Companies and a director of a number of other privately held companies. He has been a Director since 1989.

     Mr. Robert H. Steele, age 59, is Vice Chairman of the John Ryan Company, a banking services company. He was President of RHS Consulting from 1990 to 1991 and from 1985 to 1990 was Chairman and CEO of Dollar Dry Dock Bank. Mr. Steele is also a Director of Moore Medical Corp., NLC Insurance Companies and Accent Color Sciences, Inc. and SmartServ Online, Inc. He has been a Director since 1978.

Class III directors whose present terms continue until 2000:

     Mr. Lyman C. Hamilton, Jr., age 71, is an investment manager and was formerly Chief Executive Officer and President of InterDigital Communications Corp., a specialized communications company, from 1993 to 1994. He had served as Chairman and Chief Executive Officer of Alpine PolyVision, Inc., a flat panel display manufacturer, from 1991 to 1993 and of Imperial Corporation of America, a financial services organization, from 1989 to 1990 and as Chairman and President of Tamco Enterprises, Inc., an investment company, from 1980 to 1989. He had previously served in various positions during a 17 year association at ITT Corporation including President during 1977 and Chief Executive Officer from 1978 to 1979. Mr. Hamilton is also a Director of Marine Management Systems, Inc., Polyvision Inc., IBNET, Inc. and Globaltel Resources. He has been a Director since 1985.

     Mr. James C. Mavel, age 52, joined the Company on January 2, 1996 as President and Chief Operating Officer. On December 31, 1996, Mr. Mavel was promoted to the title of Chief Executive Officer. On May 15, 1997, Mr. Mavel was promoted to the title of Chairman of the Board of Directors. From 1991 to 1995 Mr. Mavel was Vice President and General Manager of the Imaging Systems Division of Unisys. He has been a Director since 1996.


Share Ownership of Management

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 1998 of each director, nominee and executive officer named in the Summary Compensation Table contained elsewhere in this proxy statement.



         Name                                 Number of Shares (1)
         ----                                 ----------------
     Robert L. Bell                                 2,658
     Logan Clarke, Jr.                             40,600
     Richard J. Coburn                             30,200
     Richard C. Goyette                             8,706
     E. Bulkeley Griswold                          36,000
     Lyman C. Hamilton, Jr.                        42,000
     James C. Mavel                                61,205
     Clarence W. Rife                              56,522
     Robert H. Steele                              25,000
     Michael J. Villano                            38,738




(1) Includes the following number of shares subject to options exercisable within 60 days of April 1, 1998: Robert L. Bell, 1,667 shares; Logan Clarke, Jr., 40,000 shares; Richard J. Coburn, 30,000 shares; E. Bulkeley Griswold, 21,500 shares; Richard C. Goyette, 8,334 shares; Lyman C. Hamilton, Jr., 40,000 shares; James C. Mavel, 60,833 shares; Clarence W. Rife, 53,334 shares; Robert H. Steele, 25,000 shares; and Michael J. Villano, 36,717 shares.

    No director beneficially owned more than one percent of the Common Stock. All directors and executive officers as a group (12 persons) beneficially owned 365,720 shares of the Company's Common Stock, including 339,635 shares subject to options exercisable within 60 days of April 1, 1998, which constituted 4.8% of the outstanding Common Stock as of that date.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the cash and non cash compensation paid by the Company to the CEO as well as the four most highly compensated executive officers of the Company in 1997 for services rendered in all capacities during the fiscal years ended December 31, 1997, 1996 and 1995.




                           Summary Compensation Table

                                                           Long Term
                                                           Compensation
                         Annual Compensation               Awards
                         -------------------               -------------
                                                 Other
                                                 Annual    Securities  All Other
                                                 Compen-   Underlying  Compen-
   Name and                     Salary   Bonus   sation    Options     sation
Principal Position       Year    ($)     ($)      ($)       (#)       ($)(1)
------------------       ----   ------   -----   -------   ----------- ---------
Robert L. Bell           1997   129,200 124,356  4,800       5,000      7,495
Vice President           1996   115,000  87,222  4,800           0      5,654
Business Development     1995   115,000       0  4,800       5,000      5,616

Richard C. Goyette
Vice President           1997   261,577  10,000  4,800      20,000     68,567
Sales and Marketing      1996   143,780   5,000  4,800      20,000     17,038

James C. Mavel (2)
Chairman of the Board,   1997   211,090 235,296  8,246      27,500      7,201
Chief Executive Officer  1996   190,000 136,521  7,200     100,000     59,376
and President

Clarence W. Rife         1997   161,986 120,792  4,800      15,000      6,788
Vice President           1996   136,224  87,980  4,800           0      6,382
Customer Relations       1995   136,677       0  4,800      10,000      6,129

Michael J. Villano       1997   130,200 120,151  4,800      22,500      5,735
Chief Financial Officer, 1996   110,000  83,430  4,800           0      5,457
Vice President and       1995   106,250       0  4,800      10,000      5,208
Treasurer




(1)  Includes employer match under the Company's Retirement Savings Plan, a section 401 plan under the Internal Revenue Code of 1986, as amended, the stock allocation under the Company's Employee Stock Ownership Plan, term life insurance premiums paid by the Company for the benefit of the executive officer and payment of relocation costs associated with the executive's household move.

(2) Mr. Mavel became Chief Executive Officer on December 31, 1996 and Chairman of the Board of Directors on May 15, 1997.


                        Executive Employment Agreements

     Under an employment agreement (the "Employment Agreement") with Richard I. Tanaka, Chairman of the Board of Directors of the Company through May 15, 1997, Mr. Tanaka received a base annual salary of $200,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation not exceeding $200,000 per year, payable if certain management goals were met, as well as health and disability insurance benefits, life insurance in the face amount of $500,000, use of an automobile and certain other personal benefits. Mr. Tanaka's employment under the Employment Agreement terminates automatically upon death or after three months of disability and may also be terminated by the Company or Mr. Tanaka. Generally, upon termination, Mr. Tanaka or his beneficiary (as applicable) would be entitled to receive accrued and unpaid amounts under the Employment Agreement, unless termination was due to willful or reckless misconduct, gross negligence, misappropriation, fraud or embezzlement (Cause). Moreover, under the original agreement before its 1996 amendment (see below), severance benefits consisting of one year's base salary and participation in the Company's health and disability plans were payable upon termination of Mr. Tanaka's employment by the Company without Cause prior to a change in control of the Company or termination of employment by Mr. Tanaka for certain reasons prior to a change in control.

     The Company and Mr. Tanaka executed an amendment to his Employment Agreement on December 9, 1996 to provide for a management transition. The amendment provides that he would cease to be Chief Executive Officer by December 31, 1996, that he will continue as Chairman of the Board of Directors until the 1997 Annual Meeting of Stockholders and will continue as an executive employee for twelve months thereafter. During that period, he will not have specific assigned duties but will be available to assist and consult with the Company on specific issues related to customers and products, which may include product direction, the international market and relations with distributors and customers in the Japanese market. His salary and benefits will remain in effect during that twelve-month period at levels not less than those existing on the date of the amendment and his stock options will remain in place in accordance with their terms. He will not receive any severance pay or the continuation of health and disability coverage and other benefits following the end of that twelve-month period.

     The Company entered into an employment agreement ("Employment Agreement") effective as of December 31, 1996 with James C. Mavel to serve as its President and Chief Executive Officer and in such other executive capacities as the Board of Directors may designate from time to time. The term of Mr. Mavel's employment extends until either party terminates it. The Employment Agreement provides for a base annual salary of $200,000 or such greater amount as the Board of Directors may from time to time determine, annual incentive compensation, involving both potential cash and stock option benefits, as the Stock Options and Executive Compensation Committee of the Board of Directors may determine, life insurance in the face amount of $550,000, use of an automobile, health and disability insurance benefits, participation in other benefits available generally to executive employees as the Board of Directors may determine, and certain other personal benefits. Mr. Mavel's employment terminates automatically upon death or after three months of disability, and may also be terminated by the Company or Mr. Mavel. Generally, upon termination, Mr. Mavel or his beneficiary (as applicable) would be entitled to receive accrued and unpaid amounts under the Employment Agreement, unless termination was because he had breached his obligations under the Employment Agreement and did not cure the breach within ten days after notice from the Company, neglected or refused to attend to the material duties assigned to him by the Board of Directors and did not cure such neglect or refusal within ten days after notice from the Company, engaged in willful or reckless misconduct or gross negligence in the performance of his duties, misappropriated Company property, committed fraud or embezzlement against the Company or was convicted of any crime (other than minor traffic violations). (The foregoing acts are referred to as Cause.) Moreover, severance benefits consisting of one-year's base pay and continued participation for a year in the Company's health and disability insurance plans are owed if the Company terminates Mr. Mavel's employment without Cause prior to a change in control or if Mr. Mavel, prior to a change in control, terminates his employment because the Company has significantly diminished his job responsibilities and has not cured such diminishment within ten days after notice from him.

     Under his Employment Agreement, Mr. Mavel is entitled to enhanced severance benefits, similar to those available to other executive officers and described below, if his employment terminates involuntarily (except on account of death or disability or for Cause) or he terminates his employment for Good Reason after a change in control of the Company. A change in control is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements. A change in control would also occur if any person or entity acquires 22% or more of the voting power of the Company's outstanding securities or if during a two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. Good Reason is defined to include an adverse change in Mr. Mavel's powers, responsibilities or duties, a reduction in his base pay, discontinuance or a reduction of his participation in an incentive pay plan or arrangement or employee benefits in which he was participating, liquidation, merger or consolidation of the Company or a transfer of all or substantially all of its assets unless the successor assumes all of the Company's obligations under the Employment Agreement, or any material breach of the agreement by the Company or any successor. In the event of such a termination of employment, the benefits to be provided are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of his base pay and two and a half times the preceding year's (or the second or third preceding year's, if greater) incentive payments, (b) two and a half times the Company's matching contribution to its Retirement Savings Plan that would be made if he deferred four percent (or such higher percentage as may be eligible for matching contributions) of the amount of his base pay and incentive pay, and (c) the value of all options to acquire Company stock that will not become exercisable on account of his termination, such lump sum payment being subject to reduction if necessary to avoid the imposition of an excise tax under the federal income tax law limitations on so-called "golden parachute" payments, and (2) the continuation of health, disability and life insurance coverages for two years following termination of employment.


                         Executive Severance Agreements

     The Company has adopted severance agreements for Executive Officers including Mr. Bell, Mr. Goyette, Mr. Rife and Mr. Villano. These agreements require the Company to provide certain benefits to Executive Officers in the event of an involuntary termination of employment with the Company (except on account of death, disability or cause) or a voluntary termination of employment with the Company where good reason exists, in either case following a "change in control" of the Company. A "change in control" is defined as a change that would be required to be reported pursuant to the proxy regulations under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements. A "change in control" will also occur if any person or entity acquires 22% or more of the voting power of the Company's outstanding securities, or if during any two-year period the directors on the Company's Board of Directors who were such at the beginning of the period and directors nominated or elected by a two-thirds majority of such directors cease to constitute a majority of the Board. The benefits to be provided in the event of an involuntary termination following a "change in control" are (1) a lump sum payment equal to the sum of (a) two and a half times the sum of the Executive Officers' base pay and commission pay and two and a half times the preceding year's (or the second or third preceding year's if greater) executive incentive payments, (b) two and a half times the Company matching contribution to the Scan-Optics, Inc. Retirement Savings Plan that would be made if the Executive Officer deferred under such Plan four percent (or such higher percentage as my be eligible for matching contributions) of the amount of base pay, commission pay and incentive pay considered in (a) above, and (c) the value of all options to acquire Company common stock that will not become exercisable on account of the Executive Officer's termination, such lump sum payment being subject to reduction if necessary to avoid the imposition of an excise tax under federal income tax law limitations on so-called "golden parachute" payments, and (2) the continuation of insurance coverage for a period of 24 months following termination. These benefits generally will be in addition to any other benefits that Executive Officers are entitled to receive from the Company.


                         Executive Insurance Agreement

     Under an insurance agreement with Mr. Rife, the Company is obligated to provide certain benefits upon the happening of certain specified events. The principal obligations of the Company under the agreement consist of the following: (a) if Mr. Rife dies while in the employ of the Company but prior to attaining the age of 65, the Company is obligated to pay his beneficiary $50,000 per annum for each of the ten years following such death, with payment to commence in the year of death; (b) if he retires from the Company upon attaining the age of 65, or thereafter, the Company is obligated to pay him (or his beneficiary in the event that he dies during the retirement period) $50,000 per annum for each of the ten years following such retirement, with payment to commence in the year of retirement; (c) to provide for the adequate funding of its obligations under the agreement, the Company has purchased and is obligated to maintain at its expense an insurance policy on Mr. Rife's life in the face amount of $310,000; and (d) the Company has purchased and is obligated to maintain for the benefit of Mr. Rife, at the Company's expense, a disability income policy which would provide disability benefits to him in the amount of $2,500 per month. The agreement provides that payments under the disability policy shall commence six months after a determination of disability has been made and shall continue until Mr. Rife reaches the age of 65. The agreement provides for automatic termination if (a) Mr. Rife resigns or otherwise voluntarily terminates his employment other than by reason of disability or retirement upon attaining the age of 65 or (b) his employment is terminated by reason of gross misconduct.


                      Options Granted in Last Fiscal Year

     The following table sets forth information on options granted in 1997 to the executive officers listed in the Summary Compensation Table:




                                                                   Grant Date
                              Individual Grants                    Value
                   ---------------------------------------------   -------------
                            % of Total
                            Options       Exercise
                   Options  Granted to    or                       Grant Date
                   Granted  Employees in  Base Price  Expiration   Present Value
Name                  #     Fiscal Year    ($/SH)     Date            ($)(1)
----               -------  ------------  ----------  ----------   -------------
Robert L. Bell       5,000      2.6        6.375       1/19/07        4.32
Richard C. Goyette   5,000      2.6        6.375       1/19/07         4.3
Richard C. Goyette  15,000      7.8        9.190      12/08/07        7.82
James C. Mavel       7,500      3.9        6.375       1/19/07        4.32
James C. Mavel      20,000     10.4        9.190      12/08/07        7.82
Clarence W. Rife     5,000      2.6        6.375       1/19/07        4.32
Clarence W. Rife    10,000      5.2        9.190      12/08/07        7.82
Michael J. Villano   7,500      3.9        6.375       1/19/07        4.32
Michael J. Villano  15,000      7.8        9.190      12/08/07        7.82




(1) Present value determination was made using a Black-Scholes option pricing model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

                      1.  Volatility         .453 to .786
                      2.  Interest Rate                7%
                      3.  Time to Exercise       10 years

     In general, options granted for employees under the Company's Stock Option Plans vest in installments of one-third commencing one year after grant. Options for directors are vested six months after the date of grant. The option exercise price is equal to the fair market value of a share of Common Stock on the date of grant. Options vest in full upon a reorganization, merger or consolidation in which the Company is not the surviving corporation and upon other specified events.



              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

     The following table summarizes options exercised during 1997 and presents the value of unexercised options held by the named executives at fiscal year-end:


                                                Number of        Value*
                                                Securities       of
                                                Underlying       Unexercised
                     Shares                     Unexercised      In-the-Money
                     Acquired      Value        Options          Options
                     On Exercise   Realized*    at Fiscal        at Fiscal
Name                     (#)         ($)        Year-End         Year-End
----                 -----------   ---------    ------------     -------------
Robert L. Bell        10,000        44,380       20,000 (1)       $ 110,279 (1)
                                                  5,000 (2)       $  11,666 (2)

Richard C. Goyette     6,667        40,002        8,333 (1)       $  38,543 (1)
                                                 10,000 (2)       $  42,080 (2)

James C. Mavel             0             0       60,833 (1)       $ 296,979 (1)
                                                 46,667 (2)       $ 218,958 (2)

Clarence W. Rife           0             0       53,333 (1)       $ 305,258 (1)
                                                  6,667 (2)       $  28,317 (2)

Michael J. Villano         0             0       36,717 (1)       $ 171,873 (1)
                                                  8,333 (2)       $  31,858 (2)



(1)  Exercisable

(2)  Unexercisable


*Values are calculated by subtracting the exercise or base price from the fair market value of the Common Stock as of the exercise date.




                   COMPARISON OF FIVE YEAR CULULATIVE RETURN*
                Among Scan-Optics, Inc., The Russell 2000 Index
            and The NASDAQ Computer & Data Processing Services Index


Performance Graph


Table I - Cumulative Value of $100 Investment
--------------------------------------------------------------------------------
                           12/92    12/93    12/94     12/95     12/96    12/97
The Russell 2000 Index    $100.00  $118.91  $116.75   $149.95   $174.85  $213.91
Nasdaq Computer & Data
  Processing Index        $100.00  $105.83  $128.53   $195.74   $241.54  $296.70
Scan-Optics, Inc.         $100.00  $166.67  $187.50   $ 96.83   $116.67  $283.33





*$100 Invested on 12/31/92 in stock or index-including reinvestment of dividends.
 Fiscal year ending December 31.

        Report of the Stock Options and Executive Compensation Committee

     The Stock Options and Executive Compensation Committee is responsible for making recommendations to the full Board with respect to the compensation of the Company's Chief Executive Officer and other Executive Officers of the Company, and with respect to long and short-term incentive compensation awards. It also makes grants under the Company's stock option plans for employees. The members of the Stock Options and Executive Compensation Committee are E. Bulkeley Griswold (Chairman), Robert H. Steele and Lyman C. Hamilton, Jr. All members are non-employee directors, and none has any direct or indirect material interest in or relationship with the Company outside of his position as director.

     The Company's executive compensation program is divided into four parts: base salary, bonus, commissions, and stock options. Actual salary changes are based on performance. Bonus awards for Executive Officers are based on the Company meeting specified goals, which are described below. Special awards can be granted to various management and other employees at the Executive Compensation Committee's approval with subsequent Board knowledge.

     Sales volume and service revenue are important factors in the Company's success. Therefore, commissions constitute a significant portion of the compensation of those executives who have direct responsibility for sales and service. In 1997, commission payments for Mr. Rife, the executive with significant service responsibilities, constituted approximately 14.1% of cash compensation. In 1997, commission payments for Mr. Goyette, Vice President of Sales and Marketing, constituted approximately 51.2% of cash compensation.

     Stock compensation in the form of stock options is meant to align interests of top management with that of shareholders. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms on which option grants shall be made and the number of shares subject to each option.

     The Committee meets with the Chief Executive Officer (CEO) to evaluate the performance of other executive officers and meets in the absence of the CEO to evaluate his performance. The Committee reports the results of all evaluations to the full Board.

     The Committee's overall objective in its discussions of compensation is to reward performance in a manner that is competitive with comparable companies and which provides incentives to managers to produce steadily improved results.

     At a November 27, 1996 meeting of the Executive Compensation Committee the 1997 cash bonus and contingent option plan was adopted. This plan adopted the same general format as used in the 1996 compensation plan. Under this program, cash bonus and stock options will be granted to a group of executives and employees based on the Company achieving a pre-tax profit goal along with individual performance contribution, as observed and recommended by the CEO to the committee. Cash bonuses of $1,134,000 were awarded to forty-one recipients, totaling 16.1% of 1997 pre-tax and pre-bonus income of $7,061,000. The pre-tax income achievement was 41% above the Board approved budget for 1997, and was approximately 78% ahead of the actual 1996 reported pre-tax income.

     Further, on October 20, 1997, the Executive Compensation Committee approved an additional $100,000 special cash bonus grant to employees not included in the previously outlined 1997 cash bonus plan. This bonus was paid as a special thank you for the outstanding performance of he Company in the 1996 and 1997 years.

     In addition to the 50,000 options set aside as part of the 1997 contingent option plan adopted on November 27, 1996, an additional 50,000 options were further set aside and approved by Committee on October 20, 1997, to be awarded as the CEO recommended, however, the Committee instructed the CEO that at least 10,000 of these options would be granted to the CEO, so long as the 1997 pre-tax profit plan was achieved or exceeded.

     In total, the 100,000 stock options were awarded to twenty-five Scan-Optics managers and employees, effective January 14, 1998. The number of stock options ranged from 500 to as high as 20,000 per individual.

     Both the cash incentive and stock option awards embraced the Committee's compensation plan objectives: (1) to provide meaningful cash incentives to at least nineteen executives and other deserved employees, so long as budgeted pre-tax income is achieved or exceeded; (2) to weight the senior executive awards more heavily than the total award group; (3) to provide only modest cash bonuses for slight under achievement of a defined budget goal; and (4) to accelerate bonus payments for profits exceeding the defined pre-tax income budget. All the while, the Committee has intended to keep these cash and stock options bonus awards comparable to other companies in similar industries.


                                      Stock Options and
                                      Executive Compensation Committee

                                      E. Bulkeley Griswold, Chairman
                                      Lyman C. Hamilton, Jr.
                                      Robert H. Steele


                              CERTAIN TRANSACTIONS

     During 1997, legal services were rendered to the Company by a law firm of which William H. Cuddy, Secretary of the Company, is a partner.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities Exchange Commission. Those directors, officers and stockholders are required to send the Company copies of all such forms they file. Based solely on the Company's review of the copies of such forms it has received and written representations from certain of such persons, the Corporation believes that all of its officers and directors filed the required forms on or before their due dates, except that Marianna C. Emanuelson filed late her Form 3 report which was required following her election as an officer.


              2.  APPROVAL OF THE SCAN-OPTICS, INC. 1998 INCENTIVE
                      AND NON-QUALIFIED STOCK OPTION PLAN

     The Board of Directors has adopted the 1998 Incentive and Non-Qualified Stock Option Plan (the "1998 Plan" or the "Plan"). The following discussion is a summary of the 1998 Plan and is qualified in its entirety by reference to Exhibit A.

     ADMINISTRATION. The 1998 Plan is administered by the Stock Options and Executive Compensation Committee of the Company's Board of Directors (the "Committee"). The Committee is composed of not less than two non-employee directors as that term is defined under the rules promulgated by the Securities and Exchange Commission. The Committee will determine those individuals to whom options will be granted under the 1998 Plan.

     INCENTIVE AND NON-QUALIFIED OPTIONS. Options granted under the 1998 Plan may be either incentive stock options ("Incentive Options") intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("Non-Qualified Options").

     ELIGIBILITY. One or more options may be granted under the 1998 Plan by the Committee to such officers or key employees of the Company, or of a parent or subsidiary of the Company (of which there are presently five subsidiaries), at such time or times and in such amounts as the Committee determines. A member of the Board of Directors is eligible to participate in the 1998 Plan only if such Board member is also an employee of the Company. No employee may be granted Incentive Options that first become exercisable in a calendar year (under all incentive stock option plans of the Company) covering shares with an aggregate market value on the date of grant of more than $100,000. Approximately 300 persons will be eligible to participate in the 1998 Plan.

     SHARES SUBJECT TO OPTIONS. If this Proposal 2 is adopted by the shareholders, the stock subject to options will be shares of the Company's Common Stock in an amount not to exceed an aggregate of 500,000 shares, subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the Company's capitalization. Such shares may be treasury shares or authorized but unissued shares. If any outstanding option expires or terminates prior to its exercise in full, the shares of Common Stock allocable to the unexercised portion of such option will become available for the grant of other options.

     OPTION PRICE. The price at which shares may be purchased pursuant to an Incentive Option is not less than 100% of the fair market value of the shares of Common Stock on the date the Incentive Option is granted. The price at which shares may be purchased pursuant to a Non-Qualified Option is not less than 85% of the fair market value of the shares of Common Stock on the date the Non-Qualified Option is granted. The Committee, in its absolute discretion, may grant to optionees, in exchange for the surrender and cancellation of outstanding options, new options having prices lower than the option price of the option so surrendered and canceled.

     EXERCISE OF OPTIONS. No option may be exercised after the expiration of ten years from the date it is granted. No option may be granted under the 1998 Plan after May 12, 2008.

     Each optionee to whom an option is granted must agree in writing, as a condition to the granting of the option, to remain in the continuous employ of the Company for one year from the date of the grant of the option. Each option shall be exercisable thereafter on a cumulative basis as determined by the Committee. Under certain conditions, such as the receipt of approval from the Committee, or in the event of certain mergers, reorganizations, sales of assets or termination of the business of the Company, the time at which an option is exercisable may be accelerated to allow an exercise of the option, in whole or in part, at a time earlier than that otherwise provided at the time of the original grant of the option. The exercisability of an option may not, however, be accelerated to a date which is less than six months after the date of grant of the option, except in the case of death or disability.

     The option price for the number of shares with respect to which the option is exercised shall be paid in full to the Company upon exercise of an option. The optionee may pay all or part of the option price by delivering shares of the Company's Common Stock which shall be credited against the option price at the fair market value of such stock on the date of exercise. In addition, the optionee may use the shares received upon the exercise of an option to pay the option price to acquire additional shares. This technique allows optionees to exercise the option which they have been granted by using any appreciation present in the shares which they own.

     Under the 1998 Plan, optionees have the opportunity to satisfy withholding tax obligations, in whole or in part, either by having the Company withhold from the shares to be issued upon exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company already-owned Common Stock to satisfy the withholding amount (see "Federal Income Tax Consequences" below).

     Incentive Options, and, unless otherwise determined by the Committee, Non-Qualified Options are not transferable by the optionee otherwise than by will or under the laws of descent and distribution, and are exercisable, during the optionee's lifetime, only by the optionee.

     Options shall terminate, unless exercised, upon the earlier of the date of expiration of the option or three months after the date of severance of the employment relationship between the optionee and the Company, or a parent or subsidiary of the Company; provided, however, that all options held by an optionee shall terminate immediately upon receipt by an optionee of notice of termination if the optionee is terminated for deliberate, willful or gross misconduct as determined by the Company.

     If, before the date of expiration of the option, the optionee retires from the employ of the Company, or a parent or subsidiary of the Company, for reasons of age or disability, the option shall terminate on the earlier of such date of expiration or one year after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which the optionee was entitled to exercise such option immediately prior to such retirement. If the retired optionee shall die before the termination of the option, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by laws of descent and distribution shall have the right, at any time prior to the earlier of the date of the expiration of the option or the end of the one-year period beginning on the date of the optionee's death, to exercise the option to the same extent as said retired optionee.

     In the event of death of the holder of an option while in the employ of the Company, or a parent or subsidiary of the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, the optionee's executors, administrators or any person or persons to whom the option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the option to the same extent to which the deceased optionee was entitled to exercise such option immediately prior to the deceased optionee's death.

     MODIFICATION. The Board of Directors may amend, suspend or terminate the 1998 Plan at any time; subject to applicable law.

     REGISTRATION OF OPTION SHARES. No shares shall be issued and delivered upon exercise of any option unless a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock to be reserved for issuance upon the exercise of options to be granted under the 1998 Plan has become effective, and unless all other applicable laws and regulations have been complied with.

     FEDERAL INCOME TAX CONSEQUENCES. Options granted under the 1998 Plan may be either Incentive Options or Non-Qualified Options. An Employee will not recognize income for federal income tax purposes upon the grant of an Incentive Option, or a Non-Qualified Option. If an optionee is employed by the Company throughout the period ending three months (one year for disabled optionees and no limit for deceased optionees) prior to exercise of an Incentive Option, no income will be recognized upon the exercise of the option. However, the difference between the option price and the fair market value of the Common Stock acquired on the date of exercise will be included in income for purposes of the alternative minimum tax to the extent provided by Section 56(b)(3) of the Code. If no disposition of the stock acquired upon the qualifying exercise of the Incentive Option occurs until after more than two years after the Incentive Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as capital gain or loss.

     The disposition of the stock acquired upon the exercise of an Incentive Option within two years after the Incentive Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short-, mid- or long-term capital gain (depending on how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of the stock on the date of exercise. Short-term capital gains (on stock held for one year or less) are taxed at ordinary income rates, mid-term capital gains (on stock held for more than one year but less than 18 months) are taxed at a maximum rate of 28% and long-term capital gains (on stock held for more than 18 months) are taxed at a maximum rate of 20%. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess of the amount realized on the sale or exchange over the option price of the stock.

A participant who surrenders shares of stock in payment of the exercise price of his or her Incentive Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender (either actually or by attestation) of shares of stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a "disposition" of such shares. If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares, such disposition will be a disqualifying disposition that may cause the participant to recognize ordinary income as discussed above.

All of the shares of stock received by a participant upon exercise of an Incentive Option by surrendering shares of stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares of stock surrendered by the participant will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered.
The balance of the shares received by the participant will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of the exercise. The Incentive Option holding period for all shares will be the same as if the option had been exercised for cash.

     Upon the exercise of a Non-Qualified Option, an optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The optionee's tax basis for the stock acquired upon exercise of a Non-Qualified
Option is increased by the amount of such taxable income.   Any gain or loss
recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

A participant who surrenders (either actually or by attestation) shares of stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his or her surrender of such shares. Such an individual will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above.

     To the extent that an employee recognizes capital gain as described above, the Company will not be entitled to any deduction for federal income tax purposes.

     MARKET PRICE. The closing sale price as of April 1, 1998, of the Company's Common Stock on the NASDAQ National market System was $5.75 per share.

     OUTSTANDING OPTIONS. Options covering 817,393 shares of the Company's Common Stock were outstanding on December 31, 1997 under the Company's existing stock option plans. These options expire at various dates from 1998 through 2007 and are exercisable at option prices ranging from $ 1.50 to $ 9.19 per share. In addition, there are 261,493 shares of the Company's Common Stock available for which options may be granted under the 1990 Incentive and Non-Qualified Stock Option Plan, and the 1990 Plan for Outside Directors.

     REQUIRED VOTE. Under the terms of the 1998 Plan, as adopted by the Board of Directors, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and the Class A Stock of the Company, voting together as a class, is required for approval and effectiveness of the amendment. Abstaining votes and broker non-votes are counted as votes cast in tabulating the majority requirement and have the same effect as a vote cast against this proposal.

     RECOMMENDATION OF THE BOARD OF DIRECTORS. The Board of Directors unanimously recommends that the stockholders vote FOR Proposal 2 to approve the 1998 Plan.


                     3. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends that proxies be voted in favor of the appointment of Ernst & Young, LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1998. Ernst & Young, LLP has been the Company's independent auditor since 1979.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and are expected to be available to answer appropriate questions.


                               4. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies on such matters in accordance with their judgment.


                             STOCKHOLDER PROPOSALS

     Pursuant to the Company's By-Laws, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting as shall be brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has given timely and proper notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Company not less than 40 days nor more than 90 days prior to the scheduled annual meeting; provided, however, that if less than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such proposal.

     Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 1999 must be received by the Company no later than December 13, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 1999. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                                      WILLIAM H. CUDDY
                                      Secretary


April 13, 1998